Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of BJ’s Restaurants, Inc. of our report dated March 14, 2006, with respect to the consolidated financial statements of BJ’s Restaurants, Inc., included in the 2005 Annual Report to Shareholders of BJ’s Restaurants, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-82008) of BJ’s Restaurants, Inc.,

(2)	Registration Statement (Form S-3 No. 333-123913) of BJ’s Restaurants, Inc.,

(3)	Registration Statement (Form S-8 No. 333-63362) pertaining to the BJ’s Restaurants, Inc. 1996 Stock Option Plan; Option Agreement with Paul A. Motenko of BJ’s Restaurants, Inc.; and Option Agreement with Jeremiah J. Hennessy of BJ’s Restaurants, Inc., and

(4)	Registration Statement (Form S-8 No. 333-125899) pertaining to the 2005 Equity Incentive Plan of BJ’s Restaurants, Inc.;

of our report dated March 14, 2006, with respect to the consolidated financial statements of BJ’s Restaurants, Inc. incorporated herein by reference, our report dated March 14, 2006, with respect to BJ’s Restaurants, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of BJ’s Restaurants, Inc., included herein in this Annual Report (Form 10-K) of BJ’s Restaurants, Inc.

/s/ Ernst & Young LLP

Irvine, California
March 14, 2006